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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -----------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

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      Date of Report (Date of earliest event reported): December 15, 1999



                                 CONSECO, INC.
             (Exact name of registrant as specified in its charter)


  Indiana                       1-9250                    35-1468632
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(State or other                (Commission               (I.R.S. Employer
jurisdiction of                 File Number)             Identification No.)
 organization)

11825 North Pennsylvania Street
     Carmel, Indiana                                             46032
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(Address of principal executive offices)                        (Zip Code)

                                 (317) 817-6100
                               ------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                              -------------------
                        (Former name or former address,
                         if changed since last report.)
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ITEM 5.   OTHER EVENTS.

     On December 15, 1999, Conseco, Inc. ("Conseco") announced the completion of the previously announced sale of $500.0 million (2.6 million shares) of Series F Common-Linked Convertible Preferred Stock. Conseco also announced that David V. Harkins, president of Thomas H. Lee Partners, has been added to the Conseco Board of Directors, expanding the Board to 12 members.



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ITEM 7(e).   EXHIBITS.

             4.1 Designations, Rights and Preferences of Series F Common-Linked Convertible Preferred Stock (included as Exhibit A-1 to the Amended and Restated Securities Purchase Agreement)

            10.43 Amended and Restated Securities Purchase Agreement dated as of December 15, 1999 between Conseco, Inc. and the purchasers named therein.


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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          CONSECO, INC.

DATE:  December 15, 1999

                                          By:  /s/ ROLLIN M. DICK
                                              ----------------------------------
                                              Name:  Rollin M. Dick
                                              Title: Executive Vice President
                                                     and Chief Financial Officer



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